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                                                                   EXHIBIT 23.02


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Versant Object Technology Corporation of our report dated January 22, 1997 (except for certain matters, as to which the date was March 19, 1997) included in the Company's Form 10-K for the year ended December 31, 1996 to be included in or made part of this Registration Statement for Versant Object Technology Corporation.


                                                             ARTHUR ANDERSEN LLP

San Jose, California
June 19, 1997